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                                                                EXHIBIT (a)(iii)
STOCK OPTION EXCHANGE PROGRAM
  August 7, 2001
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TODAY'S TOPICS
  . Why Are We Here?
  . The Situation, Alternatives and Solution
  . Eligibility
  . Board Approved Solution
  . Things To Consider
  . What You Need to Do
  . 2002 Performance Stock Option Grants
  . Key Dates and Questions
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WHY ARE WE HERE?
  . Discuss Openwave's Stock Option Plan
    - An equity-based reward program
    - Align employees with long-term shareholder value
    - Share in Openwave's long-term success
    - Build employee commitment
    - Motivate our talented employees
  . Address Underwater Stock Options
    - Present the Board approved solution
    - Review the Board approved solution
    - Explain what you need to do
    - Answer questions
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THE SITUATION
  . Market Conditions have resulted in an excessive number of underwater stock options
  . Because of this, our ability to:
    - Align employees with long-term shareholder value
    - Share in the company's long-term success has been impacted . . .
  . Openwave's intent is to rectify the situation without negatively impacting our financial results
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THE ALTERNATIVES
  . Do Nothing
  . Grant New Stock Options
    - Overhang = 23%
  . Reprice Underwater Stock Options
    - Adversely impacts results by $800 Million
  . Offer Employees the opportunity to Exchange Underwater Stock Options
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OUR SOLUTION
  Stock Option Exchange Program
  . Offer eligible employees the opportunity to exchange their underwater stock options for replacement stock options at a future date . . .
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ELIGIBILITY
  . All employees below the CEO are eligible to participate except employees based in Australia.
  . You must be an active employee on the cancellation date to be eligible.
    - Active employees include employees on approved leaves of absences.
  . Must be an active employee on the date replacement stock options are granted to be eligible to receive the new grant.
  . Only vested or unvested, outstanding (unexercised) stock options can be exchanged.
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STOCK OPTION EXCHANGE PROGRAM HIGHLIGHTS
  . Eligible employees can cancel underwater stock options and receive replacement stock options at a future date.
  . You will have 20 business days starting on Aug. 13, 2001 to elect to exchange your underwater stock options.
  . The cancellation date is Sept. 11, 2001*.
  . Replacement stock options will be granted between Mar. 12 and Apr. 12,
    2002*.
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STOCK OPTION EXCHANGE PROGRAM HIGHLIGHTS
  . The exercise price of the replacement stock options will be equal to the closing price of OPWV on NASDAQ on the new grant date.
  . There is an exchange ratio, which is based on the original exercise price of your stock options.
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STOCK OPTION EXCHANGE PROGRAM HIGHLIGHTS
  . The vesting schedule of the replacement stock options will remain the same as your original grant.
  . Replacement stock options will be Non-qualified stock options only*.
  . The term of the replacement stock options will be ten years from the new grant date.
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STOCK OPTION EXCHANGE PROGRAM HIGHLIGHTS
  . If an eligible employee cancels an underwater stock option, any stock options granted to the employee within six months of the cancellation date, must automatically be cancelled.
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THE ELECTION TOOL
  . Jason's hire date. Sept. 10, 1999
  . His new hire stock option of 1,000 shares was granted on 9/15/1999 with an exercise price of $144
  . He received an additional grant of 1,000 shares on 5/3/2000 with an exercise price of $75.31
  . He received another grant of 2,000 shares on 1/10/2001 with an exercise price of $35.
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THINGS TO CONSIDER
  . No guarantee that the strike price of the replacement stock options will be lower than your cancelled stock options.
  . Must be an active employee on the date replacement stock options are granted to be eligible to receive the new grant.
  . The vesting schedule of the replacement stock options will remain the same as your original grant.
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THINGS TO CONSIDER
  . Replacement stock options will be non-qualified stock options
  . Openwave is not able to advise you on what course of action is right for you.
  . Participation in this program is voluntary
  . Check with your financial and tax advisors
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THINGS TO CONSIDER
  . Consider the Risks--What will the strike or exercise price be in six months?
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THINGS TO CONSIDER
  . Consider the Risks--What will the strike or exercise price be in six months?
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WHAT YOU NEED TO DO
  . Read the materials on our intranet.
  . Review the exchange election tool to verify your stock options.
  . Read the FAQ document.
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WHAT YOU NEED TO DO
  . Complete and submit the on-line election form on or before the cancellation date by 5:00 p.m. PDT--Cancellation date is Sept. 11, 2001.
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WHAT YOU NEED TO DO
  . You may change or revoke your election at any time prior to the 5PM PDT deadline on September 11, 2001.
  . Failure to make an election before the deadline will result in no stock option exchange.
  . After the deadline, you cannot change your election.
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2002 PERFORMANCE STOCK OPTION GRANTS
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2002 PERFORMANCE STOCK OPTION GRANT
  . Annual stock option grants for eligible employees.
  . Grants based on:
    - Consistent performance and potential
    - Stock option position of each employee
    - Guidelines based on competitive practice
    - Available shares for grant
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2002 PERFORMANCE STOCK OPTION GRANT
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KEY DATES
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QUESTIONS
  . You can find the materials relating to the Stock Option Exchange Program at
    http//inside.openwave.com/human_resources/comp.html
  . If you have questions that have not been answered during this presentation, please refer to the Q&A page on the website.
  . You can also ask additional questions by sending an e-mail to
    optionexchange@openwave.com
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MOST FREQUENTLY ASKED QUESTIONS
  1. Why do we have to wait at least six months to receive the replacement stock option grants?
  2. If I exchange my stock options, how many replacement stock options will I receive?
  3. Why is there an exchange ratio?
  4. What if I leave Openwave after the Option Cancellation Date?
  5. What is the deadline to elect to exchange?
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